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                                     AMENDED
                                     FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report  (Date of earliest event reported) January 7, 1997
     ---- -- ------  ----- -- -------- ----- --------- ------- -- ----


                             SUMMIT BANCSHARES, INC.
                             ------ ----------- ----
           (Exact Name of Registrant as Specified in Its Charter)


                                   CALIFORNIA
                                   ----------
               (State or Other Jurisdiction of Incorporation)


       0-11108                                      94-2767067
(Commission File Number)              (I.R.S. Employer Identification Number)


2969 Broadway, Oakland, California                                   94611
---- --------- -------- ----------                                   -----
(Address of Principal Executive Offices)                           (Zip Code)


                                 (510) 839-8800
                                 ----- --------
              (Registrant's Telephone Number, Including Area Code)



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             ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


Pursuant to Item 304(a)(1) and Item 304(a)(3) the following information is provided regarding the dismissal of Arthur Andersen LLP as the principal accountant to audit the registrant's financial statements.

Arthur Andersen LLP was informed on January 7, 1997 that its services for the years ending December 31, 1997 and beyond are no longer needed. Arthur Andersen LLP's last two years reports did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. This decision to change accountants was recommended by the Company's Audit Committee. During the registrant's two most recent fiscal years and any subsequent interim period through January 7, 1997 (date of dismissal) there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement.

On the recommendation of the Company's Audit Committee, Coopers & Lybrand LLP will be recommended to the Company's shareholders at its April 24, 1997 annual meeting to be its new principal accountant to audit its financial statements. At no time during the registrant's two most recent years did the registrant consult with Coopers & Lybrand LLP regarding the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue. In additiion, there were no reportable events as defined in Regulation S-K, Item 304 (a)(1)(v)(A-D).

                                  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on January 14, 1997.

                                           Summit Bancshares, Inc.



                                           /s/ Kikuo Nakahara
                                           Kikuo Nakahara
                                           Chief Financial Officer